Filed pursuant to Rule 433
                                                    Registration No. 333-130684


                     Preliminary Mortgage Loan Level Data

                 Morgan Stanley Mortgage Loan Trust 2006-16AX
                               (Issuing Entity)

             Mortgage Pass-Through Certificates, Series 2006-16AX

                     Morgan Stanley Mortgage Capital Inc.
                             (Seller and Sponsor)

                         Morgan Stanley Capital I Inc.
                                  (Depositor)

                   IMPORTANT NOTICE REGARDING THE CONDITIONS
                 FOR THIS OFFERING OF ASSET-BACKED SECURITIES

The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuing entity nor the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

               STATEMENT REGARDING THIS FREE WRITING PROSPECTUS

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC web site at www.sec.gov. Alternatively, the depositor or any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-718-1649.

The registration statement referred to above (including the prospectus) is incorporated in this free writing prospectus by reference and may be accessed by clicking on the following hyperlink:

http://www.sec.gov/Archives/edgar/data/762153/000091412106000636/0000914121-06-000636.txt
-----------------------------------------------------------------------------------------

                  IMPORTANT NOTICE RELATING TO AUTOMATICALLY
                          GENERATED EMAIL DISCLAIMERS

Any legends, disclaimers or other notices that may appear at the bottom of the email communication to which this material is attached are not applicable to these materials and should be disregarded. Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via Bloomberg or another email system.

--------------------------------------------------------------------------------
MORGAN STANLEY                    [Graphic omitted]             October 20, 2006
Securitized Products Group         Morgan Stanley

--------------------------------------------------------------------------------

                             Preliminary Termsheet
                                $[244,674,000]
                                  Approximate

                 Morgan Stanley Mortgage Loan Trust 2006-16AX
                               (Issuing Entity)

             Mortgage Pass-Through Certificates, Series 2006-16AX
                             Group 3 Certificates

                     Morgan Stanley Mortgage Capital Inc.
                             (Seller and Sponsor)

                         Morgan Stanley Capital I Inc.
                                  (Depositor)

                   IMPORTANT NOTICE REGARDING THE CONDITIONS
                 FOR THIS OFFERING OF ASSET-BACKED SECURITIES

The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuing entity nor the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

               STATEMENT REGARDING THIS FREE WRITING PROSPECTUS

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC web site at www.sec.gov. Alternatively, the depositor or any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-718-1649.

The registration statement referred to above (including the prospectus) is incorporated in this free writing prospectus by reference and may be accessed by clicking on the following hyperlink: http://www.sec.gov/Archives/edgar/data/762153/000091412106000636/0000914121-06-
000636.txt

                  IMPORTANT NOTICE RELATING TO AUTOMATICALLY
                          GENERATED EMAIL DISCLAIMERS

Any legends, disclaimers or other notices that may appear at the bottom of the email communication to which this material is attached are not applicable to these materials and should be disregarded. Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via Bloomberg or another email system.

--------------------------------------------------------------------------------
MORGAN STANLEY                    [Graphic omitted]             October 20, 2006
Securitized Products Group         Morgan Stanley

--------------------------------------------------------------------------------

                         [$244,674,000] (Approximate)
                 Morgan Stanley Mortgage Loan Trust 2006-16AX
                               (Issuing Entity)

             Mortgage Pass-Through Certificates, Series 2006-16AX
                             Group 3 Certificates

                     Morgan Stanley Mortgage Capital Inc.
                             (Seller and Sponsor)

                         Morgan Stanley Capital I Inc.
                                  (Depositor)

                    Wells Fargo Bank, National Association
                               (Master Servicer)

                                                    Transaction Highlights
                                                    ----------------------

------- ------------- ------------- ---------------- -------------- ------------------- ------------------ ------------- -----------
                                                                     Modified Duration
                                                      Avg Life to    (To Call(1)(2)(3)   Principal Window     Initial
Offered  Description   Balance(4)   Expected Ratings  Call(1)(2)/           /             To Call(1)(2) /  Subordination
Classes                              S&P / Moody's       Mty(2)         Mty (2)(3)            Mty(2)          Level(5)    Benchmark
======= ============= ============= ================ ============== =================== ================== ============= ===========
          Senior /
 3-A-1    Variable    $206,808,000      AAA/Aaa       2.98 / 3.26      2.53 / 2.69      1 - 96 / 1 - 223      16.66%         (6)
           Rate(6)
------- ------------- ------------- ---------------- -------------- ------------------- ------------------ ------------- -----------
          Senior /
 3-A-2    Variable     $22,978,000      AAA/Aaa       2.98 / 3.26      2.52 / 2.67      1 - 96 / 1 - 223      7.40%          (6)
           Rate(6)
------- ------------- ------------- ---------------- -------------- ------------------- ------------------ ------------- -----------
         Subordinate
 3-M-1   / Floating    $5,955,000         AA/Aa2      5.26 / 5.75      4.41 / 4.69      37 - 96 / 37 - 153    5.00%      1 Mo. LIBOR
            Rate
------- ------------- ------------- ---------------- -------------- ------------------- ------------------ ------------- -----------
         Subordinate
 3-M-2   / Floating    $4,591,000        AA-/A2       5.25 / 5.64      4.38 / 4.60      37 - 96 / 37 - 138    3.15%      1 Mo. LIBOR
            Rate
------- ------------- ------------- ---------------- -------------- ------------------- ------------------ ------------- -----------
         Subordinate
 3-B-1   / Floating    $3,102,000         A-/Baa2     5.25 / 5.46      4.28 / 4.40      37 - 96 / 37 - 120    1.90%      1 Mo. LIBOR
            Rate
------- ------------- ------------- ---------------- -------------- ------------------- ------------------ ------------- -----------
         Subordinate
 3-B-2   / Floating    $1,240,000         BB+/Baa3    5.20 / 5.21      4.22 / 4.22      37 - 96 / 37 - 100    1.40%      1 Mo. LIBOR
            Rate
------- ----------------------------------------------------------------------------------------------------------------------------
 3-OC
-------                                                    Not Offered Hereby
 3-P
------- ----------------------------------------------------------------------------------------------------------------------------

Notes:
-----
       (1)  Certificates are priced to a 10% Optional Termination or Auction
            Call.
       (2)  Based on 25% CPR as described herein.
       (3)  Assumes pricing at par.
       (4)  Bond sizes subject to a variance of plus or minus 10%.
       (5) Subordination Levels are preliminary, subject to final Rating Agency approval and a variance of plus or minus 1.50%.
       (6) The pass-through rate for each of the Class 3-A-1 and Class 3-A-2 Certificates will be a fixed rate subject to Net WAC, until the Distribution Date in July 2016. Commencing with the Distribution Date in August 2016, the pass-through rate for the Class 3-A-1 and Class 3-A-2 Certificates will be calculated as further described herein under "Class 3-A-1 Pass-Through Rate" and Class 3-A-2 Pass-Through Rate."





--------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley research department.
Please refer to important information and qualifications at the end of this material.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
MORGAN STANLEY                    [Graphic omitted]             October 20, 2006
Securitized Products Group         Morgan Stanley

--------------------------------------------------------------------------------

Issuing Entity:                 Morgan Stanley Mortgage Loan Trust 2006-16AX.

Depositor:                      Morgan Stanley Capital I Inc.  The offered
                                certificates will be issued under the
                                depositor's registration statement (File No.
                                333-130684 with the Securities and Exchange
                                Commission).

Sponsor:                        Morgan Stanley Mortgage Capital Inc.

Originators:                    Morgan Stanley Mortgage Capital Inc., the
                                Sponsor, is expected to be the originator for all of the Mortgage Loans in Group 3 (the
                                "Group 3 Mortgage Loans").

Servicers:                      GMAC Mortgage Corporation is expected to be the
                                initial servicer of all of the Mortgage Loans in Group 3. See Exhibit 2.

Servicing Fee:                  The Servicing Fee Rate for the Mortgage Loans in
                                Group 3 is expected to be 0.375% per annum.

                                For its compensation the master servicer will receive reinvestment income on amounts on deposit for the period from between the servicer remittance date and the Distribution Date. From its compensation, the master servicer will pay the fees of the Securities Administrator, and the Trustee and any Custodians' ongoing (safekeeping and loan file release only) fees.

Expense Fee: The Expense Fee Rate with respect to each Mortgage Loan and any Distribution Date will be the related Servicing Fee Rate and, if applicable, the interest premium charged by the related lenders for mortgage insurance on LPMI Mortgage Loans.

Servicer Remittance Date:       Generally, the 18th of the month in which the
                                Distribution Date occurs.

Auction Administrator/ Master
Servicer/ Securities
Administrator:                  Wells Fargo Bank, National Association.

Trustee:                        LaSalle Bank National Association.

Managers:                       Morgan Stanley (sole lead manager)

Rating Agencies:                The Offered Certificates are expected to be
                                rated by Standard & Poor's and Moody's
                                Investors Service, Inc.

Offered Certificates:           The Group 3 Senior Certificates and the Group 3
                                Subordinate Certificates.

Non Offered Certificates:       The Class 3-OC Certificates and Class 3-P
                                Certificates.

Senior Certificate Group:       The Group 3 Senior Certificates.

Aggregate Group II              The Group 3 Certificates.
Certificates:

Group 3 Senior Certificates:    The Class 3-A Certificates.

Class 3-A Certificates:         The Class 3-A-1 and Class 3-A-2 Certificates.

Class 3-M Certificates:         The Class 3-M-1 and Class 3-M-2 Certificates.

Class 3-B Certificates:         The Class 3-B-1 and 3-B-2 Certificates.

Group 3 Subordinate             The Class 3-M and Class 3-B Certificates.
Certificates:


--------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley research department.
Please refer to important information and qualifications at the end of this material.
--------------------------------------------------------------------------------
                                    Page 3

--------------------------------------------------------------------------------
MORGAN STANLEY                    [Graphic omitted]             October 20, 2006
Securitized Products Group         Morgan Stanley

--------------------------------------------------------------------------------


Group 3 Certificates:           The Group 3 Senior Certificates, Group 3
                                Subordinate Certificates, the Class 3-OC
                                Certificates and the Class 3-P Certificates.
                                Such Certificates may also be referred to individually or collectively as certificates in "Group 3." The Group 3 Certificates correspond to the Mortgage Loans in Aggregate
                                Loan Group II which are the Mortgage Loans in
                                Group 3.

LIBOR Certificates:             The Class 3-M-1, Class 3-M-2, Class 3-B-1, and
                                Class 3-B-2 Certificates.

Variable Rate Certificates:     The Class 3-A-1 and Class 3-A-2 Certificates

Other Certificates:             It is anticipated that other classes of
                                certificates will be issued by the Issuing
                                Entity, including other groups of Senior
                                Certificates (each a "Senior Certificate
                                Group"), and other groups of subordinate certificates (each an "Aggregate Subordinated
                                Certificate Group"). There will be no cross collateralization between the Aggregate Group
                                II Certificates and any other classes of certificates.

Expected Closing Date:          October 31, 2006 through DTC and, upon request
                                only, through Euroclear or Clearstream.

Aggregate Loan Groups:          Aggregate Loan Group II consists of mortgage
                                loans in Group 3. Other certificates will represent beneficial interests in other mortgage loans and are not offered hereby.

Relationship between Loan       Each of the mortgage loans in Aggregate Loan
Groups and Collateral           Group II will be allocated to Group 3. As of the
Allocation Groups:              Cut-off Date, the Mortgage Loans from Group 3
                                consist of 482 fixed rate residential, hybrid adjustable, first-lien mortgage loans. The aggregate principal balance of the Mortgage
                                Loans from Group 3 as of the Cut-off Date will be approximately $248,149,243.

Cut-off Date:                   October 1st, 2006.

Forms and Denomination:         The Offered Certificates will be issued in book-
                                entry form and in minimum dollar denominations of $25,000, with an additional increment of $1,000.

CPR: "CPR" represents an assumed constant rate of prepayment each month of the then outstanding principal balance of a pool of mortgage loans.

Prepayment Assumption:          25% CPR

Record Date:                    For the LIBOR certificates and any distribution
                                date, the business day immediately preceding that distribution date, or if the LIBOR certificates are no longer book-entry certificates, the last business day of the calendar month preceding the month of that distribution date. For each other class of Group 3 Certificates and any distribution date, the last business day of the calendar month immediately prior to the month in which that distribution date occurs.

Accrued Interest:               The LIBOR Certificates will settle without
                                accrued interest. The Variable Rate
                                Certificates will settle with accrued
                                interest.

Accrual Period:                 The interest accrual period for the LIBOR
                                Certificates with respect to any Distribution
                                Date will be the period beginning with the previous Distribution Date (or, in the case of the first Distribution Date, the Closing Date) and ending on the day prior to the current
                                Distribution Date (on an actual/360 day count basis).

                                The interest accrual period for each other class of Group 3 Certificates and any distribution date will be the calendar month immediately prior to the month in which the relevant distribution date occurs (on a 30/360 day count basis).

Delay Days:                     0 day delay for LIBOR Certificates.  24 day
                                delay for Variable Rate Certificates.

Distribution Dates:             The 25th of each month, or if such day is not a
                                business day, on the next business day,
                                beginning in November 2006.

Last Scheduled Distribution     The Distribution Date occurring in [November
Date:                           2036].


--------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley research department.
Please refer to important information and qualifications at the end of this material.
--------------------------------------------------------------------------------
                                    Page 4

--------------------------------------------------------------------------------
MORGAN STANLEY                    [Graphic omitted]             October 20, 2006
Securitized Products Group         Morgan Stanley

--------------------------------------------------------------------------------


Clean-Up Call:                  The terms of the transaction allow for a
                                purchase of the Mortgage Loans in Group 3
                                resulting in the retirement of the Group 3
                                Certificates once the aggregate principal balance of the Mortgage Loans in Group 3 is equal to 10% or less of aggregate principal balance of the Mortgage Loans in Group 3 as of the Cut-off Date (the "Clean-Up Call Date").
                                The Master Servicer may assign its right to the Clean-Up Call to another party.

Optional Termination of the     Commencing with the first Clean-up Call Date,
Trust Fund by Purchaser or      the Auction Administrator shall solicit bids for
Auction:                        the purchase of the Mortgage Loans in Group 3
                                from at least three institutions that are regular purchasers and/or sellers in the secondary market of residential whole mortgage loans similar to the Mortgage Loans in Group
                                3. If the Auction Administrator receives at least three bids for the Mortgage Loans in Group 3, any related REO Property and any other property related to the Mortgage Loans in Group 3 remaining in the trust fund
                                (collective, the "Group 3 Assets"), and one of those bids is at least equal to the Minimum
                                Auction Price, the Auction Administrator shall sell the Group 3 Assets to the highest bidder
                                (the "Auction Purchaser") at the price offered by the Auction Purchaser (the "Mortgage Loan
                                Auction Price"). If the Auction Administrator receives less than three bids, or does not receive any bid that is at least equal to the Minimum Auction Price, the Auction
                                Administrator shall, every six-months
                                following the initial Clean-up Call Date, repeat these auction procedures until the Auction Administrator receives a bid that is at least equal to the Minimum Auction Price, at which time the Auction Administrator shall sell the Group 3 Assets to the Auction
                                Purchaser at that Mortgage Loan Auction Price;
                                provided, however, that the Auction
                                Administrator shall not be required to repeat these auction procedures on any Distribution
                                Date after any six-month period unless the Auction Administrator reasonably believes that there is a reasonable likelihood of receiving a bid of at least the Minimum Auction Price.

                                Commencing with the first Distribution Date following the first Clean-up Call Date, if an auction is held but the Auction Administrator does not receive the Minimum Auction Price, then the Master Servicer will have the option, subject to the provisions of the pooling and servicing agreement, to purchase the Mortgage Loans for a price equal to the sum of (a) 100% of the aggregate Stated Principal Balance of the Group 3 Mortgage Loans, plus accrued interest thereon, (b) the fair market value of any related REO Property and (c) any unreimbursed servicing advances related to the Mortgage Loans in Loan Group 3.

Minimum Auction Price:          For any Distribution Date on which an auction is
                                being held, the sum of (a) 100% of the current aggregate Stated Principal Balance of the Group 3 Mortgage Loans, plus accrued interest thereon, (b) the fair market value of any related REO Property in the trust fund and all other property related to the Group 3 Mortgage
                                Loans in the trust fund being purchased, (c) any unreimbursed servicing advances related to the Group 3 Mortgage Loans and (d) any expenses incurred by the Auction Administrator relating to the Auction process.

Substitution Adjustment         The amount by which the balance of any Mortgage
Amount:                         Loan that is repurchased from the trust exceeds
                                the balance of any Mortgage Loan which is then substituted. The entity substituting for a Mortgage Loan is required to deposit into the trust the Substitution Adjustment Amount.

Liquidated Mortgage Loan:       A "Liquidated Mortgage Loan" is a defaulted
                                Mortgage Loan as to which the related Servicer has determined that all recoverable liquidation and insurance proceeds have been received.


--------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley research department.
Please refer to important information and qualifications at the end of this material.
--------------------------------------------------------------------------------
                                    Page 5

--------------------------------------------------------------------------------
MORGAN STANLEY                    [Graphic omitted]             October 20, 2006
Securitized Products Group         Morgan Stanley

--------------------------------------------------------------------------------


Realized Loss:                  "Realized Loss" with respect to any Distribution
                                Date and any Mortgage Loan that became a Liquidated Mortgage Loan during the related
                                Prepayment Period will be the sum of (i) the principal balance of such Mortgage Loan remaining outstanding (after all recoveries of principal have been applied thereto) and the principal portion of Advances made by the related Servicer or the Master Servicer with respect to such Mortgage Loan which have been reimbursed from Liquidation Proceeds, and (ii) the accrued interest on such Mortgage Loan remaining unpaid and the interest portion of Advances made by the related Servicer or the Master Servicer with respect to such Mortgage
                                Loan which have been reimbursed from
                                Liquidation Proceeds. The amounts set forth in clause (i) are the principal portion of Realized Loses and the amounts set forth in clause (ii) are the interest portion of Realized Losses. With respect to any Mortgage
                                Loan that is not a Liquidated Mortgage Loan, the amount of any Debt Service Reduction or Deficient Valuation incurred with respect to such Mortgage Loan as of the related Due Date will be treated as a Realized Loss.


REO Property:                   Real estate owned by the issuing entity.

Depositor's Option to           The Depositor has the option, but is not
Purchase Breached Mortgage      obligated, to purchase from the Issuing Entity
Loans:                          any Breached Mortgage Loan at the Purchase Price
                                provided that certain conditions are met.

Breached Mortgage Loan:         A Mortgage Loan (a) (i) on which the first
                                payment was not made or (ii) that has been delinquent one or two times in the six months following the Cut-off Date and (b) as to which the Seller obtained a representation or warranty that no condition set forth in (a)(i) or, for same or other period time specified in such representation or warranty (a)(ii), exists.

Purchase Price:                 Purchase Price shall be 100% of the unpaid
                                principal balance of such Mortgage Loan, plus all related accrued and unpaid interest, and the amount of any unreimbursed servicing advances made by the Servicers or the Master
                                Servicer related to the Mortgage Loan.

Delinquency:                    As calculated using the MBA methodology, as of
                                the cut-off date, none of the Group 3 Mortgage
                                Loans were more than 30 days' delinquent. The servicer of some of these mortgage loans has changed at least one time since they were originated.

Class Principal Balance:        The "Class Principal Balance" of any Class of
                                Certificates as of any Distribution Date is the initial Class Principal Balance of the Class listed on page 2 of this preliminary termsheet reduced by the sum of (i) all amounts previously distributed to holders of Certificates on the Class as payments of principal, and (ii) with respect to the Group
                                3 Subordinate Certificates, the amount of Realized Losses on the Mortgage Loans in the Loan Group allocated to the Class.

                                Realized Losses on the Mortgage Loans in Group 3 will not be allocated to the Group 3 Senior Certificates; however, Realized Losses on the Mortgage Loans in Group 3 may ultimately affect the payment of interest and principal on the Group 3 Senior Certificates.

Due Date:                       "Due Date" means, with respect to a Mortgage
                                Loan, the day of the calendar month on which scheduled payments are due on that Mortgage
                                Loan. With respect to any Distribution Date, the related Due Date is the first day of the calendar month in which that Distribution Date occurs.

Prepayment Period:              "Prepayment Period" generally means for any
                                Mortgage Loan and any Distribution Date, the calendar month preceding that Distribution
                                Date.


--------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley research department.
Please refer to important information and qualifications at the end of this material.
--------------------------------------------------------------------------------
                                    Page 6

--------------------------------------------------------------------------------
MORGAN STANLEY                    [Graphic omitted]             October 20, 2006
Securitized Products Group         Morgan Stanley

--------------------------------------------------------------------------------


Credit Enhancement:             The Offered Certificates are credit enhanced by:
                                1) Net Monthly Excess Cashflow from the
                                   Mortgage Loans in Group 3
                                2) 1.40% overcollateralization (funded upfront).
                                   On and after the Stepdown Date, so long as a
                                   Trigger Event is not in effect, the required
                                   overcollateralization will equal 2.80% of the aggregate principal balance of the Mortgage Loans in Group 3 as of the last day of the applicable Due Period, subject to a floor equal to 0.35% of the aggregate principal balance of the Mortgage Loans in Group 3 as of the cut-off date, and
                                3) Subordination of distributions on the more
                                   subordinate classes of certificates (if
                                   applicable) to the required distributions on
                                   the more senior classes of certificates.

                                The amount by which the aggregate stated principal balance of the Mortgage Loans in Group 3 is greater than the aggregate class principal balance of the Group 3 Certificates is referred to as "overcollateralization." On the closing date the aggregate Stated Principal Balance of the Mortgage Loans in Group 3 is expected to exceed the aggregate Class Principal Balance of the Group 3 Certificates by approximately [$3,475,242]. In other words, it is expected that there will be approximately 1.40% overcollateralization as of the Closing Date. In addition, the Mortgage Loans in Group 3 are expected to generate more interest than is needed to pay interest on the Group 3 Certificates and related expenses of the trust fund because the weighted average interest rate of the Mortgage Loans in Group 3 is expected to be higher than the weighted average pass-through rate on the Group 3 Certificates, plus the related weighted average expense fee rate. Net Monthly Excess Cashflow, as described below, will be used to reduce the total Class Principal Balance of the Group 3 Certificates creating and/or maintaining overcollateralization at the level of overcollateralization required by the pooling and servicing agreement.

Group 3 Senior Enhancement      For any Distribution Date, the percentage
Percentage:                     obtained by dividing (x) the aggregate Class
                                Principal Balance of the Group 3 Subordinate
                                Certificates (together with any
                                overcollateralization and taking into account the distributions of the Principal
                                Distribution Amount for such Distribution
                                Date) by (y) the aggregate principal balance of the Mortgage Loans in Group 3 as of the last day of the related Due Period.

Class 3-A Interest              The "Class 3-A Interest Distribution Amount" for
Distribution Amount:             any class of Group 3 Senior Certificates and
                                any Distribution Date will be equal to the interest accrued on the related Class
                                Principal Balance for such Distribution Date for such class of Group 3 Senior Certificates and the Unpaid Interest Amount, if any, for such Distribution Date for such class of Group
                                3 Senior Certificates reduced (to an amount not less than zero), in the case of such class, by the allocable share, if any, for that class of Prepayment Interest Shortfalls to the extent not covered by Compensating
                                Interest paid by the related Servicer or the Master Servicer and any Relief Act Interest
                                Shortfalls.

Principal Remittance Amount:    The "Principal Remittance Amount" for the Group
                                3 Certificates and any Distribution Date will be the sum of:
                                (i) the principal portion of all scheduled monthly payments on the Mortgage Loans in Group 3 due during the related Due Period, whether or not received on or prior to the related Determination Date;
                                (ii) the principal portion of all proceeds received in respect of the repurchase of a Mortgage Loan in Group 3 (or, in the case of a substitution, certain amounts representing a principal adjustment as required by the Pooling and Servicing Agreement) during the related Prepayment Period; and
                                (iii) the principal portion of all other unscheduled collections, including insurance proceeds, condemnation proceeds, Liquidation
                                Proceeds and all full and partial principal prepayments, received during the related
                                Prepayment Period, to the extent applied as recoveries of principal on the Mortgage Loans in Group 3.


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Please refer to important information and qualifications at the end of this material.
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MORGAN STANLEY                    [Graphic omitted]             October 20, 2006
Securitized Products Group         Morgan Stanley

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Group 3 Subordinated Interest   The "Group 3 Subordinated Interest Distribution
Distribution Amount:            Amount" will be, with respect to any class of
                                Group 3 Subordinated Certificates and any
                                Distribution Date, interest accrued during the related Interest Accrual Period on the related
                                Class Principal Balance of that class
                                immediately prior to the Distribution Date at the Pass-Through Rate for that class reduced
                                (to an amount not less than zero), in the case of such class, by the allocable share, if any, for that class of Prepayment Interest
                                Shortfalls to the extent not covered by
                                Compensating Interest paid by the related
                                Servicer or the Master Servicer and any Relief
                                Act Interest Shortfalls.

Stepdown Date:                  The later to occur of:
                                (x)  The earlier of:
                                     (a)  The Distribution Date occurring in
                                          November 2009; and
                                     (b)  The Distribution Date on which the
                                          aggregate Class Principal Balance of
                                          the Class 3-A Certificates is reduced
                                          to zero; and
                                (y)  The first Distribution Date on which the
                                     Group 3 Senior Enhancement Percentage
                                     (calculated for this purpose only after
                                     taking into account payments of principal on the Group 3 Mortgage Loans on the last day of the related Due Period but prior to principal distributions to the Group 3 Certificates on the applicable Distribution Date) is greater than or equal to approximately 14.80%.

Delinquency Trigger Event:      A Delinquency Trigger Event is in effect on any
                                Distribution Date if on that Distribution Date the 60 Day+ Rolling Average equals or exceeds
                                [40.00%] of the prior period's Group 3 Senior
                                Enhancement Percentage. The 60 Day+ Rolling
                                Average will equal the rolling 3 month average percentage of Group 3 Mortgage Loans that are 60 or more days delinquent.

Cumulative Loss Trigger Event:  A Cumulative Loss Trigger Event is in effect on any Distribution Date if the aggregate amount of Realized Losses on the Group 3 Mortgage Loans incurred since the cut-off date through the last day of the related Prepayment Period divided by the aggregate Stated Principal Balance of the Group 3 Mortgage Loans as of the cut-off date exceeds the applicable percentages described below with respect to such distribution date:

                                Months 25- 36              [0.30]% for the first
                                                            month, plus an
                                                            additional 1/12th of
                                                            [0.40]% for each
                                                            month thereafter
                                Months 37- 48              [0.70]% for the first
                                                            month, plus an
                                                            additional 1/12th of
                                                            [0.55]% for each
                                                            month thereafter
                                Months 49- 60              [1.25]% for the first
                                                            month, plus an
                                                            additional 1/12th of
                                                            [0.50]% for each
                                                            month thereafter
                                Months 61- 72              [1.75]% for the first
                                                            month, plus an
                                                            additional 1/12th of
                                                            [0.30]% for each
                                                            month thereafter
                                Months 73 - 84             [2.05]% for the first
                                                            month, plus an
                                                            additional 1/12th of
                                                            [0.05]% for each
                                                            month thereafter
                                Months 85 and thereafter   [2.10]%

Pass-Through Rate Step-up:      The pass-through rate on the Group 3 Subordinate
                                Certificates will increase after the Clean-up
                                Call Date, should the call not be exercised.
                                The applicable fixed margin on all the Group 3
                                Subordinate Certificates will increase by 1.5x after the Clean-up Call Date.

Class 3-A-1 Pass-Through Rate:  The pass-through rate for the Class 3-A-1
                                Certificates for the interest accrual period related to each Distribution Date on or prior to the Distribution Date in July 2016 will be a per annum rate equal to the lesser of (i) [5.75]% and (ii) the Net WAC Cap. Commencing with the interest accrual period related to the Distribution Date in August 2016, the pass-through rate for the Class 3-A-1 Certificates for the interest accrual period related to each Distribution Date will be the least of (i) six-month LIBOR + [1.25]%, (ii) the Net WAC Cap and (iii) 12.000%.


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Please refer to important information and qualifications at the end of this material.
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MORGAN STANLEY                    [Graphic omitted]             October 20, 2006
Securitized Products Group         Morgan Stanley

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Class 3-A-2 Pass-Through Rate:  The pass-through rate for the Class 3-A-2
                                Certificates for the interest accrual period related to each Distribution Date on or prior to the Distribution Date in July 2016 will be a per annum rate equal to the lesser of (i) [6.00]% and (ii) the Net WAC Cap. Commencing with the interest accrual period related to the Distribution Date in August 2016, the pass-through rate for the Class 3-A-2 Certificates for the interest accrual period related to each Distribution Date will be the least of (i) six-month LIBOR + [1.25]%, (ii) the Net WAC Cap and (iii) 12.000%.

Class 3-M-1 Pass-Through Rate:  The Class 3-M-1 Certificates will accrue interest at a variable rate equal to the least of (i) one-month LIBOR plus [] bps ([] bps after the Clean-up Call Date) (ii) the Net WAC Cap and (iii) 12.000%.

Class 3-M-2 Pass-Through Rate:  The Class 3-M-2 Certificates will accrue interest at a variable rate equal to the least of (i) one-month LIBOR plus [] bps ([] bps after the Clean-up Call Date) (ii) the Net WAC Cap and (iii) 12.000%.

Class 3-B-1 Pass-Through Rate:  The Class 3-B-1 Certificates will accrue interest at a variable rate equal to the least of (i) one-month LIBOR plus [] bps ([] bps after the Clean-up Call Date) (ii) the Net WAC Cap and (iii) 12.000%.

Class 3-B-2 Pass-Through Rate:  The Class 3-B-2 Certificates will accrue interest at a variable rate equal to the least of (i) one-month LIBOR plus [] bps ([] bps after the Clean-up Call Date) (ii) the Net WAC Cap and (iii) 12.000%.

Net WAC Cap:                    For any Distribution Date, the weighted average
                                of the interest rates for each Group 3
                                Mortgage Loan (less the applicable Expense Fee
                                Rate) then in effect at the beginning of the related Due Period, adjusted in the case of the LIBOR Certificates to accrue on the basis of a 360-day year and the actual number of days in the related Interest Accrual Period.

Class 3-A Basis Risk Carry      As to any Distribution Date, the Basis Risk
Forward Amount:                 Carry Forward Amount for each of the Class 3-A
                                Certificates will equal the sum of:
                                (i)   The excess, if any, of interest that
                                      would otherwise be due on such Class at
                                      the Class 3-A Pass-Through Rate (without regard to the Net WAC Cap, but subject to a maximum rate of 12.000%) over interest due such Certificates at a rate equal to the Net WAC Cap;
                                (ii)  Any Class 3-A Basis Risk Carry Forward
                                      Amount remaining unpaid from prior
                                      Distribution Dates; and
                                (iii) Interest on the amount in clause (ii) at
                                      the Class 3-A Pass-Through Rate (without regard to the Net WAC Cap, but subject to a maximum rate of 12.000%).

Class 3-M-1, 3-M-2, 3-B-1 and   As to any Distribution Date, the Basis Risk
3-B-2 Basis Risk Carry          Carry Forward Amount for each of the Class
Forward Amounts:                3-M-1, Class 3-M-2, Class 3-B-1 and Class 3-B-2
                                Certificates will equal the sum of:
                                (i)   The excess, if any, of interest that would
                                      otherwise be due on such Class at such
                                      Class' applicable Pass-Through Rate
                                      (without regard to the Net WAC Cap, but
                                      subject to a maximum rate of 12.000%)
                                      over interest due to such Class at a rate equal to the Net WAC Cap;
                                (ii)  Any Basis Risk Carry Forward Amount for
                                      such class remaining unpaid for such
                                      Certificate from prior Distribution
                                      Dates; and
                                (iii) Interest on the amount in clause (ii) at
                                      the Class' applicable Pass-Through Rate
                                      (without regard to the Net WAC Cap, but
                                      subject to a maximum rate of 12.000%).

Interest Carry Forward Amount:  "Interest Carry Forward Amount" with respect to any Class of Group 3 Certificates and any Distribution Date will be equal to the amount, if any, by which the Interest Distribution Amount for that Class of Certificates for the immediately preceding Distribution Date exceeded the actual amount distributed on such Class in respect of interest on the immediately preceding Distribution Date, together with any Interest Carry Forward
                                Amount with respect to such Class remaining unpaid from the previous Distribution Date, plus interest accrued thereon at the related Pass-Through Rate for the most recently ended Interest Accrual Period.


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Please refer to important information and qualifications at the end of this material.
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MORGAN STANLEY                    [Graphic omitted]             October 20, 2006
Securitized Products Group         Morgan Stanley

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Interest Distributions on       On each Distribution Date and after payments of
Offered Certificates:           Expense Fees, if any, and other expenses,
                                interest distributions from the Interest
                                Remittance Amount will be allocated as
                                follows:
                                (i)   Concurrently to the Class 3-A
                                      Certificates, their Accrued Certificate
                                      Interest and any unpaid Accrued
                                      Certificate Interest from prior
                                      Distribution Dates, pro rata, based upon their respective entitlements to such amounts;
                                (ii)  To the Class 3-M-1 Certificates, its
                                      Accrued Certificate Interest;
                                (iii) To the Class 3-M-2 Certificates, its
                                      Accrued Certificate Interest;
                                (iv)  To the Class 3-B-1 Certificates, its
                                      Accrued Certificate Interest;
                                (v)   To the Class 3-B-2 Certificates, its
                                      Accrued Certificate Interest; and
                                (vi)  Any remaining amounts will be
                                      distributed pursuant to the Allocation
                                      of Net Monthly Excess Cashflow.

Principal Distributions on      On each Distribution Date (a) prior to the
Offered Certificates:           Stepdown Date or (b) on which a Trigger Event is
                                in    effect, principal distributions from the
                                      Principal Distribution Amount will be
                                      allocated as follows:
                                (i)   to the Class 3-A Certificates, allocated
                                      between the Class 3-A Certificates as
                                      described below, until the Class
                                      Principal Balances have been reduced to
                                      zero;
                                (ii)  to the Class 3-M-1 Certificates, until
                                      the Class Principal Balance has been
                                      reduced to zero;
                                (iii) to the Class 3-M-2 Certificates, until
                                      the Class Principal Balance has been
                                      reduced to zero;
                                (iv)  to the Class 3-B-1 Certificates, until
                                      the Class Principal Balance has been
                                      reduced to zero;
                                (v)   to the Class 3-B-2 Certificates, until
                                      the Class Principal Balance has been
                                      reduced to zero; and
                                (vi)  Any remaining amounts will be
                                      distributed pursuant to the Allocation
                                      of Net Monthly Excess Cashflow.

                                On each Distribution Date (a) on or after the Stepdown Date and (b) on which a Trigger Event is not in effect, principal distributions from the Principal Distribution Amount will be allocated as follows:
                                (i)   to the Class 3-A Certificates, the
                                      lesser of the Principal Distribution
                                      Amount and the Class 3-A Principal
                                      Distribution Amount, allocated between
                                      the Class 3-A Certificates as described
                                      below, until the Class Principal
                                      Balances thereof have been reduced to
                                      zero;
                                (ii)  to the Class 3-M-1 Certificates, the
                                      lesser of the remaining Principal
                                      Distribution Amount and the Class 3-M-1
                                      Principal Distribution Amount, until the
                                      Class Principal Balance thereof has been reduced to zero;
                                (iii) to the Class 3-M-2 Certificates, the
                                      lesser of the remaining Principal
                                      Distribution Amount and the Class 3-M-2
                                      Principal Distribution Amount, until the
                                      Class Principal Balance thereof has been reduced to zero;
                                (iv)  to the Class 3-B-1 Certificates, the
                                      lesser of the remaining Principal
                                      Distribution Amount and the Class 3-B-1
                                      Principal Distribution Amount, until the
                                      Class Principal Balance thereof has been reduced to zero;
                                (v)   to the Class 3-B-2 Certificates, the
                                      lesser of the remaining Principal
                                      Distribution Amount and the Class 3-B-2
                                      Principal Distribution Amount, until the
                                      Class Principal Balance thereof has been reduced to zero; and
                                (vi)  Any remaining amounts will be
                                      distributed pursuant to the Allocation
                                      of Net Monthly Excess Cashflow.


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Please refer to important information and qualifications at the end of this material.
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MORGAN STANLEY                    [Graphic omitted]             October 20, 2006
Securitized Products Group         Morgan Stanley

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Class 3-A Principal             If the Sequential Trigger is not in effect, the
Allocation:                     Class 3-A Principal Allocation Amount will be
                                distributed to Class 3-A-1 and Class 3-A-2
                                Certificates prorata, until their respective
                                Class Principal Balance have been reduced to zero.

                                If the Sequential Trigger is in effect, the Class 3-A Principal Allocation Amount will be distributed to Class 3-A-1 and Class 3-A-2 Certificates sequentially, in that order until their respective Class Principal Balance have been reduced to zero.


Sequential Trigger:             A Sequential Trigger means (a) with respect to
                                any Distribution Date occurring before
                                November 2008 the circumstances in which the aggregate amount of Realized Losses incurred since the Cut-off Date through the last day of the related prepayment period divided by the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date exceeds
                                0.30% and (b) with respect to any Distribution
                                Date occurring in or after November 2008, a Trigger Event.

Allocation of Net Monthly       For any Distribution Date, any Net Monthly
Excess Cashflow:                Excess Cashflow shall be distributed as follows:
                                (i)   to the Class 3-M-1 Certificates, the
                                      related Interest Carry Forward Amount;
                                (ii)  to the Class 3-M-1 Certificates, the
                                      allocated Unreimbursed Realized Loss
                                      Amount;
                                (iii) to the Class 3-M-2 Certificates, the
                                      related Interest Carry Forward Amount;
                                (iv)  to the Class 3-M-2 Certificates, the
                                      allocated Unreimbursed Realized Loss
                                      Amount;
                                (v)   to the Class 3-B-1 Certificates, the
                                      related Interest Carry Forward Amount;
                                (vi)  to the Class 3-B-1 Certificates, the
                                      allocated Unreimbursed Realized Loss
                                      Amount;
                                (vii) to the Class 3-B-2 Certificates, the
                                      related Interest Carry Forward Amount;
                                (viii) to the Class 3-B-2 Certificates, the
                                      allocated Unreimbursed Realized Loss
                                      Amount;
                                (ix)  concurrently, to the Class 3-A
                                      Certificates, pro rata, any Basis Risk
                                      Carry Forward Amount for the Class 3-A
                                      Certificates;
                                (x)   sequentially, to Class 3-M-1, Class
                                      3-M-2, Class 3-B-1 and Class 3-B-2
                                      Certificates, in such order, any Basis
                                      Risk Carry Forward Amount for such
                                      classes; and
                                (xi)  all remaining amounts to the holders of
                                      the Class 3-OC Certificates.

Unpaid Interest Shortfalls:     For any class of Offered Certificates and
                                distribution date, the sum of interest
                                shortfalls as a result of the Relief Act and Net Prepayment Interest Shortfalls on the
                                Mortgage Loans in Group 3 allocated to such class of certificates on that distribution date and such amounts from any prior distribution date remaining unpaid.

Unreimbursed Realized Loss      For any Class of Offered Certificates other than
Amount:                         the Class 3-A Certificates, the portion of any
                                Realized Losses on the Mortgage loans in Group
                                3 previously allocated to that Class remaining unpaid from prior Distribution Dates.


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Please refer to important information and qualifications at the end of this material.
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MORGAN STANLEY                    [Graphic omitted]             October 20, 2006
Securitized Products Group         Morgan Stanley

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Available Distribution Amount:  The "Available Distribution Amount" for any
                                Distribution Date and the Group 3 Certificates will equal the sum of the following amounts:
                                (1) the total amount of all cash received by or on behalf of each Servicer with respect to the Mortgage Loans in Group 3 serviced by it and received by the Master Servicer by such Distribution Date and not previously distributed (including Liquidation Proceeds, condemnation proceeds, Subsequent Recoveries and insurance proceeds), except:
                                   o all scheduled payments of principal and related interest collected on the Group 3 Mortgage Loans but due on a date after the related Due Date;
                                   o all partial principal prepayments
                                   received with respect to the Mortgage Loans in Group 3 after the related Prepayment Period, together with all related interest accrued on such Mortgage Loans;
                                   o all prepayment penalties received in
                                   connection with the Mortgage Loans in Group
                                   3;
                                   o all prepayments in full received with
                                   respect to the Mortgage Loans in Group 3 after the related Prepayment Period, together with all related interest accrued on such Mortgage Loans;
                                   o Liquidation Proceeds, condemnation
                                   proceeds and insurance proceeds received on such Mortgage Loans in Group 3 after the previous calendar month;
                                   o all amounts reimbursable to a Servicer pursuant to the terms of the related servicing agreement or the Pooling and Servicing Agreement, as applicable, or to the Master Servicer, the Securities Administrator, the Trustee and/or any Custodian pursuant to the terms of the Pooling and Servicing Agreement or the custody agreements, in each case with respect to the Mortgage Loans in Group 3 or otherwise allocable to the Group 3 Certificates;
                                   o reinvestment income on the balance of
                                   funds, if any, in the custodial accounts or distribution account; and
                                   o any fees payable to the Servicers and the Master Servicer, in each case with respect to the Mortgage Loans in Group 3;
                                (2) all Monthly Advances on the Mortgage Loans in Group 3 made by each Servicer and/or the Master Servicer for that Distribution Date;
                                (3) any amounts paid as "Compensating
                                Interest" with respect to the Mortgage Loans in Group 3 by each Servicer and/or the Master Servicer for that Distribution Date;
                                (4) the total amount of any cash deposited in the distribution account in connection with the repurchase of any Mortgage Loans in Group 3 by the Seller or Depositor pursuant to the Pooling and Servicing Agreement or the Mortgage Loan Purchase Agreement or the related Originator pursuant to the related Assignment Agreement; and
                                (5) all Subsequent Recoveries received with respect to the Mortgage Loans in Group 3 during the related Prepayment Period.


Interest Remittance Amount:     For any Distribution Date, the portion of the
                                Available Distribution Amount for such
                                Distribution Date attributable to interest received or advanced on the Mortgage Loans in Group 3.

Accrued Certificate Interest:   For any Distribution Date and each class of
                                Group 3 Certificates, equals the amount of interest accrued during the related interest accrual period at the related Pass-through
                                Rate, reduced by any prepayment interest shortfalls and shortfalls resulting from the application of the Servicemembers Civil Relief
                                Act or similar state law allocated to such class.

Principal Distribution Amount:  On any Distribution Date, the sum of (i) the
                                Basic Principal Distribution Amount and (ii) the Extra Principal Distribution Amount.

Basic Principal Distribution    On any Distribution Date, the excess of (i) the
                                Principal Remittance Amount over (ii) the
                                Amount: Excess Subordinated Amount, if any.


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Please refer to important information and qualifications at the end of this material.
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MORGAN STANLEY                    [Graphic omitted]             October 20, 2006
Securitized Products Group         Morgan Stanley

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Net Monthly Excess Cashflow:    For any Distribution Date is the amount of funds
                                available for distribution on such
                                Distribution Date remaining after making the distributions to the Group 3 Certificates under "Interest Distributions on Offered Certificates" and "Principal Distributions on Offered Certificates" above.

Extra Principal Distribution    For any Distribution Date, the lesser of (i) the
Amount:                         excess of (x) interest collected or advanced
                                with respect to the Mortgage Loans in Group 3 with due dates in the related Due Period (less servicing fees and expenses), over (y) the sum of interest payable on the Group 3
                                Certificates on such Distribution Date and
                                (ii) the overcollateralization deficiency amount for such Distribution Date.

Excess Subordinated Amount:     For any Distribution Date, means the excess, if
                                any of (i) the amount of overcollateralization on that Distribution Date over (ii) the required overcollateralization for such
                                Distribution Date.

Class 3-A Principal             For any Distribution Date, an amount equal to
Distribution Amount:            the excess of (x) the aggregate Class Principal
                                Balance of the Class 3-A Certificates
                                immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) approximately 85.20% and (ii) the aggregate
                                Stated Principal Balance of the Mortgage Loans in Group 3 as of the last day of the related
                                Due Period and (B) the excess, if any, of the aggregate principal balance of the Mortgage
                                Loans in Group 3 as of the last day of the related Due Period over [$868,522].

Class 3-M-1 Principal           For any Distribution Date, an amount equal to
Distribution Amount:            the excess of (x) the sum of (i) the aggregate
                                Class Principal Balance of the Class 3-A
                                Certificates (after taking into account the payment of the Class 3-A Principal
                                Distribution Amount on such Distribution Date) and (ii) the Class Principal Balance of the Class 3-M-1 Certificates immediately prior to such Distribution Date over (y) the lesser of
                                (A) the product of (i) approximately 90.00% and (ii) the aggregate Stated Principal
                                Balance of the Mortgage Loans in Group 3 as of the last day of the related Due Period and (B) the excess, if any, of the aggregate principal balance of the Mortgage Loans in Group 3 as of the last day of the related Due Period over [$868,522].

Class 3-M-2 Principal           For any Distribution Date, an amount equal to
Distribution Amount:            the excess of (x) the sum of (i) the aggregate
                                Class Principal Balance of the Class 3-A
                                Certificates (after taking into account the payment of the Class 3-A Principal
                                Distribution Amount on such Distribution
                                Date), (ii) the Class Principal Balance of the
                                Class 3-M-1 Certificates (after taking into account the payment of the Class 3-M-1
                                Principal Distribution Amount on such
                                Distribution Date) and (iii) the Class
                                Principal Balance of the Class 3-M-2
                                Certificates immediately prior to such
                                Distribution Date over (y) the lesser of (A) the product of (i) approximately 93.70% and
                                (ii) the aggregate Stated Principal Balance of the Mortgage Loans in Group 3 as of the last day of the related Due Period and (B) the excess, if any, of the aggregate principal balance of the Mortgage Loans in Group 3 as of the last day of the related Due Period over [$868,522].

Class 3-B-1 Principal           For any Distribution Date, an amount equal to
Distribution Amount:            the excess of (x) the sum of (i) the aggregate
                                Class Principal Balance of the Class 3-A
                                Certificates (after taking into account the payment of the Class 3-A Principal
                                Distribution Amount on such Distribution
                                Date), (ii) the Class Principal Balance of the
                                Class 3-M-1 Certificates (after taking into account the payment of the Class 3-M-1
                                Principal Distribution Amount on such
                                Distribution Date), (iii) the Class Principal
                                Balance of the Class 3-M-2 Certificates (after taking into account the payment of the Class
                                3-M-2 Principal Distribution Amount on such
                                Distribution Date) and (iv) the Class
                                Principal Balance of the Class 3-B-1
                                Certificates immediately prior to such
                                Distribution Date over (y) the lesser of (A) the product of (i) approximately 96.20% and
                                (ii) the aggregate Stated Principal Balance of the Mortgage Loans in Group 3 as of the last day of the related Due Period and (B) the excess, if any, of the aggregate principal balance of the Mortgage Loans in Group 3 as of the last day of the related Due Period over [$868,522].


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This material was not prepared by the Morgan Stanley research department.
Please refer to important information and qualifications at the end of this material.
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MORGAN STANLEY                    [Graphic omitted]             October 20, 2006
Securitized Products Group         Morgan Stanley

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Class 3-B-2 Principal           For any Distribution Date, an amount equal to
Distribution Amount:            the excess of (x) the sum of (i) the aggregate
                                Class Principal Balance of the Class 3-A
                                Certificates (after taking into account the payment of the Class 3-A Principal
                                Distribution Amount on such Distribution
                                Date), (ii) the Class Principal Balance of the
                                Class 3-M-1 Certificates (after taking into account the payment of the Class 3-M-1
                                Principal Distribution Amount on such
                                Distribution Date), (iii) the Class Principal
                                Balance of the Class 3-M-2 Certificates (after taking into account the payment of the Class
                                3-M-2 Principal Distribution Amount on such
                                Distribution Date), (iv) the Class Principal
                                Balance of the Class 3-B-1 Certificates (after taking into account the payment of the Class
                                3-B-1 Principal Distribution Amount on such
                                Distribution Date) and (v) the Class Principal
                                Balance of the Class 3-B-2 Certificates
                                immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) approximately 97.20% and (ii) the aggregate
                                Stated Principal Balance of the Mortgage Loans in Group 3 as of the last day of the related
                                Due Period and (B) the excess, if any, of the aggregate principal balance of the Mortgage
                                Loans in Group 3 as of the last day of the related Due Period over [$868,522].


Allocation of Losses:           If on any distribution date, the aggregate Class
                                Principal Balances of the Offered Certificates exceeds the aggregate Stated Principal Balance of the Mortgage Loans in Group 3 for that distribution date, the Class Principal Balance of the applicable Class 3-M or Class 3-B certificates will be reduced, in inverse order of seniority (beginning with the Class 3-B-2
                                Certificates) by an amount equal to that excess, until that Class Principal Balance is reduced to zero. The Class Principal Balances of the Class 3-A Certificates will not be reduced by this excess. This reduction of a Class Principal Balance for Realized Losses is referred to as an "Applied Realized Loss
                                Amount."

                                In the event Applied Realized Loss Amounts are allocated to any class of Group 3 Subordinated Certificates, its Class Principal Balance will be reduced by the amount so allocated, and no funds will be distributable with respect to interest or Basis Risk Carry Forward Amounts on the amounts written down on that distribution date or any future distribution dates, even if funds are otherwise available for distribution. Notwithstanding the foregoing, if after an Applied Realized Loss Amount is allocated to reduce the Class Principal Balance of any class of certificates, amounts are received with respect to any mortgage loan or related mortgaged property that had previously been liquidated or otherwise disposed of (any such amount being referred to as a "Subsequent Recovery"), the Class Principal Balance of each Class of Group 3 Subordinate Certificates that has been previously reduced by Applied Realized Loss Amounts will be increased, in order of seniority, by the amount of the Subsequent Recoveries (but not in excess of the Unpaid Realized Loss Amount for the applicable class of Subordinated Certificates for the related distribution date). Any Subsequent Recovery that is received during a Prepayment Period will be treated as Liquidation Proceeds and included as part of the Principal Remittance Amount for the related distribution date.

Trust Tax Status:               One or more REMICs.

ERISA Eligibility:              Subject to the considerations in the Prospectus
                                and the Free Writing Prospectus, the Offered
                                Certificates are ERISA eligible and may be purchased by a pension or other benefit plan subject to the Employee Retirement Income
                                Security Act of 1974, as amended, or Section
                                4975 of the Internal Revenue Code of 1986, as amended, or by an entity investing the assets of such a benefit plan.

SMMEA Eligibility:              It is anticipated that the Class 3-A and Class
                                3-M-1 Certificates will be mortgage related securities for purposes of the Secondary
                                Mortgage Market Enhancement Act of 1984 as long as they are rated in one of the two highest rating categories by at least one nationally recognized statistical rating organization.

Registration Statement and      This term sheet does not contain all information
Prospectus:                     that is required to be included in a\
                                registration statement, or in a base
                                prospectus and prospectus supplement.


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Please refer to important information and qualifications at the end of this material.
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MORGAN STANLEY                    [Graphic omitted]             October 20, 2006
Securitized Products Group         Morgan Stanley

--------------------------------------------------------------------------------


                                The Depositor has filed a registration
                                statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Issuing Entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the Depositor or any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-718-1649. The registration statement referred to above (including the prospectus) is incorporated in this term sheet by reference. and may be accessed by clicking on the following hyperlink:
                                http://www.sec.gov/Archives/edgar/data/762153/
                                000091412106000636/0000914121-06-000636.txt

Risk Factors:                   PLEASE SEE "RISK FACTORS" IN THE PROSPECTUS
                                INCLUDED IN THE REGISTRATION STATEMENT AND IN
                                THE FREE WRITING PROSPECTUS FOR A DESCRIPTION
                                OF INFORMATION THAT SHOULD BE CONSIDERED IN
                                CONNECTION WITH AN INVESTMENT IN THE OFFERED
                                CERTIFICATES.

Static Pool Information:        Information concerning the sponsor's prior
                                residential mortgage loan securitizations involving fixed- and adjustable-rate mortgage loans secured by first-mortgages or deeds of trust in residential real properties issued by the depositor is available on the internet at http://www.morganstanley.com/institutional/ abs_spi/prime.html. On this website, you can view for each of these securitizations, summary pool information as of the applicable securitization cut-off date and delinquency, cumulative loss, and prepayment information as of each distribution date by securitization for the past two years, or since the applicable securitization closing date if the applicable securitization closing date occurred less than two years from the date of this term sheet. Each of these mortgage loan securitizations is unique, and the characteristics of each securitized mortgage loan pool varies from each other as well as from the mortgage loans to be included in the trust that will issue the certificates offered by this term sheet. In addition, the performance information relating to the prior securitizations described above may have been influenced by factors beyond the sponsor's control, such as housing prices and market interest rates. Therefore, the performance of these prior mortgage loan securitizations is likely not to be indicative of the future performance of the mortgage loans to be included in the trust related to this offering.




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Please refer to important information and qualifications at the end of this material.
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MORGAN STANLEY                    [Graphic omitted]             October 20, 2006
Securitized Products Group         Morgan Stanley

--------------------------------------------------------------------------------


                                                 Weighted Average Life ("WAL") Sensitivity(1)
                                           To Maturity (of the last maturing Group 3 Mortgage Loan)

----------------------------------------------------------------------------------------------------------------------------------
        CPR (%)                       10            15           20            25            30            35            50
----------------------------------------------------------------------------------------------------------------------------------
 3-A-1  WAL (yrs)                    7.94          5.57         4.16          3.26          2.63          2.16          1.28
        First Payment Date        11/25/2006    11/25/2006   11/25/2006    11/25/2006    11/25/2006    11/25/2006    11/25/2006
        Expected Final Maturity   11/25/2035    7/25/2033     5/25/2029     5/25/2025     3/25/2022    10/25/2019    12/25/2014
        Principal Window            1 - 349      1 - 321       1 - 271       1 - 223       1 - 185       1 - 156       1 - 98
----------------------------------------------------------------------------------------------------------------------------------
 3-A-2  WAL (yrs)                    7.94          5.57         4.16          3.26          2.63          2.16          1.28
        First Payment Date        11/25/2006    11/25/2006   11/25/2006    11/25/2006    11/25/2006    11/25/2006    11/25/2006
        Expected Final Maturity   11/25/2035    7/25/2033     5/25/2029     5/25/2025     3/25/2022    10/25/2019    12/25/2014
        Principal Window            1 - 349      1 - 321       1 - 271       1 - 223       1 - 185       1 - 156       1 - 98
----------------------------------------------------------------------------------------------------------------------------------
 3-M-1  WAL (yrs)                    13.73         9.70         7.25          5.75          4.84          4.30          3.96
        First Payment Date         5/25/2013    1/25/2011    12/25/2009    11/25/2009    12/25/2009     1/25/2010     6/25/2010
        Expected Final Maturity    6/25/2032    3/25/2027    10/25/2022     7/25/2019     4/25/2017     7/25/2015     3/25/2012
        Principal Window           79 - 308      51 - 245     38 - 192      37 - 153      38 - 126      39 - 105       44 - 65
----------------------------------------------------------------------------------------------------------------------------------
 3-M-2  WAL (yrs)                    13.61         9.56         7.13          5.64          4.74          4.18          3.62
        First Payment Date         5/25/2013    1/25/2011    12/25/2009    11/25/2009    12/25/2009    12/25/2009     2/25/2010
        Expected Final Maturity   12/25/2030    6/25/2025     4/25/2021     4/25/2018     3/25/2016     8/25/2014     8/25/2011
        Principal Window           79 - 290      51 - 224     38 - 174      37 - 138      38 - 113       38 - 94       40 - 58
----------------------------------------------------------------------------------------------------------------------------------
 3-B-1  WAL (yrs)                    13.33         9.29         6.92          5.46          4.56          4.02          3.38
        First Payment Date         5/25/2013    1/25/2011    12/25/2009    11/25/2009    11/25/2009    11/25/2009     1/25/2010
        Expected Final Maturity   11/25/2028    4/25/2023     6/25/2019    10/25/2016    11/25/2014     7/25/2013    12/25/2010
        Principal Window           79 - 265      51 - 198     38 - 152      37 - 120       37 - 97       37 - 81       39 - 50
----------------------------------------------------------------------------------------------------------------------------------
 3-B-2  WAL (yrs)                    12.90         8.92         6.62          5.21          4.36          3.82          3.20
        First Payment Date         5/25/2013    1/25/2011    12/25/2009    11/25/2009    11/25/2009    11/25/2009    12/25/2009
        Expected Final Maturity    2/25/2026    10/25/2020    5/25/2017     2/25/2015     7/25/2013     5/25/2012     4/25/2010
        Principal Window           79 - 232      51 - 168     38 - 127      37 - 100       37 - 81       37 - 67       38 - 42
----------------------------------------------------------------------------------------------------------------------------------
(1) Run using Structuring Assumptions as further described herein



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Please refer to important information and qualifications at the end of this material.
--------------------------------------------------------------------------------
                                    Page 16

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MORGAN STANLEY                    [Graphic omitted]             October 20, 2006
Securitized Products Group         Morgan Stanley

--------------------------------------------------------------------------------


                                                 Weighted Average Life ("WAL") Sensitivity(1)
                                                            To Optional Termination

----------------------------------------------------------------------------------------------------------------------------------
        CPR (%)                       10            15           20            25            30            35            50
----------------------------------------------------------------------------------------------------------------------------------
 3-A-1  WAL (yrs)                    7.55          5.17         3.83          2.98          2.40          1.97          1.17
        First Payment Date        11/25/2006    11/25/2006   11/25/2006    11/25/2006    11/25/2006    11/25/2006    11/25/2006
        Expected Final Maturity    8/25/2025    5/25/2020     1/25/2017    10/25/2014     4/25/2013     3/25/2012     2/25/2010
        Window                      1 - 226      1 - 163       1 - 123       1 - 96        1 - 78        1 - 65        1 - 40
----------------------------------------------------------------------------------------------------------------------------------
 3-A-2  WAL (yrs)                    7.55          5.17         3.83          2.98          2.40          1.97          1.17
        First Payment Date        11/25/2006    11/25/2006   11/25/2006    11/25/2006    11/25/2006    11/25/2006    11/25/2006
        Expected Final Maturity    8/25/2025    5/25/2020     1/25/2017    10/25/2014     4/25/2013     3/25/2012     2/25/2010
        Window                      1 - 226      1 - 163       1 - 123       1 - 96        1 - 78        1 - 65        1 - 40
----------------------------------------------------------------------------------------------------------------------------------
 3-M-1  WAL (yrs)                    13.00         9.00         6.68          5.26          4.45          3.98          3.32
        First Payment Date         5/25/2013    1/25/2011    12/25/2009    11/25/2009    12/25/2009     1/25/2010     2/25/2010
        Expected Final Maturity    8/25/2025    5/25/2020     1/25/2017    10/25/2014     4/25/2013     3/25/2012     2/25/2010
        Window                     79 - 226      51 - 163     38 - 123       37 - 96       38 - 78       39 - 65       40 - 40
----------------------------------------------------------------------------------------------------------------------------------
 3-M-2  WAL (yrs)                    13.00         9.00         6.68          5.25          4.43          3.92          3.32
        First Payment Date         5/25/2013    1/25/2011    12/25/2009    11/25/2009    12/25/2009    12/25/2009     2/25/2010
        Expected Final Maturity    8/25/2025    5/25/2020     1/25/2017    10/25/2014     4/25/2013     3/25/2012     2/25/2010
        Window                     79 - 226      51 - 163     38 - 123       37 - 96       38 - 78       38 - 65       40 - 40
----------------------------------------------------------------------------------------------------------------------------------
 3-B-1  WAL (yrs)                    13.00         9.00         6.68          5.25          4.40          3.90          3.29
        First Payment Date         5/25/2013    1/25/2011    12/25/2009    11/25/2009    11/25/2009    11/25/2009     1/25/2010
        Expected Final Maturity    8/25/2025    5/25/2020     1/25/2017    10/25/2014     4/25/2013     3/25/2012     2/25/2010
        Window                     79 - 226      51 - 163     38 - 123       37 - 96       37 - 78       37 - 65       39 - 40
----------------------------------------------------------------------------------------------------------------------------------
 3-B-2  WAL (yrs)                    12.89         8.91         6.61          5.20          4.35          3.82          3.19
        First Payment Date         5/25/2013    1/25/2011    12/25/2009    11/25/2009    11/25/2009    11/25/2009    12/25/2009
        Expected Final Maturity    8/25/2025    5/25/2020     1/25/2017    10/25/2014     4/25/2013     3/25/2012     2/25/2010
        Window                     79 - 226      51 - 163     38 - 123       37 - 96       37 - 78       37 - 65       38 - 40
----------------------------------------------------------------------------------------------------------------------------------
(1) Run using Structuring Assumptions as further described herein


--------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley research department.
Please refer to important information and qualifications at the end of this material.
--------------------------------------------------------------------------------
                                    Page 17

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MORGAN STANLEY                    [Graphic omitted]             October 20, 2006
Securitized Products Group         Morgan Stanley

--------------------------------------------------------------------------------



                       Subordinate Cap Schedule (1) (2)


              Subordinate               Subordinate               Subordinate
    Period      Cap (%)       Period      Cap (%)       Period      Cap (%)
--------------------------------------------------------------------------------
               Actual/360                Actual/360                Actual/360

      0            -
      1          29.52          33         15.22          65         16.41
      2          24.18          34         14.54          66         15.35
      3          23.01          35         14.36          67         15.86
      4          22.63          36         14.65          68         15.35
     y5          24.64          37         14.01          69         15.86
      6          21.89          38         15.24          70         15.35
      7          22.25          39         15.35          71         15.35
      8          21.18          40         15.35          72         15.86
      9          21.54          41         16.99          73         15.35
     10          20.51          42         15.35          74         15.86
     11          20.19          43         15.86          75         15.35
     12          20.54          44         15.35          76         15.35
     13          19.57          45         15.86          77         16.99
     14          19.91          46         15.35          78         15.35
     15          18.97          47         15.35          79         15.86
     16          18.68          48         15.86          80         15.35
     17          19.67          49         15.35          81         15.86
     18          18.13          50         15.86          82         15.35
     19          18.46          51         15.35          83         15.35
     20          17.60          52         15.35          84         15.86
     21          17.93          53         16.99          85         15.35
     22          17.10          54         15.35          86         15.86
     23          16.86          55         15.86          87         15.35
     24          17.17          56         15.35          88         15.40
     25          16.39          57         15.86          89         17.15
     26          16.70          58         15.35          90         15.58
     27          15.94          59         15.35          91         16.20
     28          15.73          60         15.86          92         15.78
     29          17.18          61         15.35          93         16.41
     30          15.31          62         15.86          94         15.99
     31          15.62          63         15.35          95         16.10
     32          14.92          64         15.35          96         16.75




(1) The Subordinate Cap Schedule is equal to the excess of a) the interest available to pay the Offered Certificates and b) the amount of interest due on the Class 3-A Certificates divided by the Class Principal Balances of the Class 3-M and Class 3-B Certificates.
(2)  Run at 25% CPR to Optional Termination



--------------------------------------------------------------------------------
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Please refer to important information and qualifications at the end of this material.
--------------------------------------------------------------------------------
                                    Page 18

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MORGAN STANLEY                    [Graphic omitted]             October 20, 2006
Securitized Products Group         Morgan Stanley

--------------------------------------------------------------------------------


                      Net Monthly Excess Cashflow (1) (2)
                 Excess                    Excess                    Excess
    Period    Cashflow (%)    Period    Cashflow (%)    Period    Cashflow (%)
--------------------------------------------------------------------------------

      0            -
      1          1.174          33         1.228          65         1.203
      2          1.113          34         1.207          66         1.154
      3          1.101          35         1.210          67         1.177
      4          1.103          36         1.239          68         1.152
      5          1.147          37         1.212          69         1.176
      6          1.109          38         1.209          70         1.151
      7          1.128          39         1.180          71         1.150
      8          1.118          40         1.178          72         1.174
      9          1.136          41         1.245          73         1.149
     10          1.129          42         1.173          74         1.172
     11          1.130          43         1.194          75         1.148
     12          1.156          44         1.168          76         1.147
     13          1.144          45         1.191          77         1.220
     14          1.160          46         1.166          78         1.146
     15          1.144          47         1.165          79         1.171
     16          1.143          48         1.188          80         1.146
     17          1.177          49         1.164          81         1.170
     18          1.141          50         1.188          82         1.146
     19          1.159          51         1.164          83         1.146
     20          1.140          52         1.164          84         1.170
     21          1.160          53         1.235          85         1.146
     22          1.142          54         1.164          86         1.170
     23          1.145          55         1.187          87         1.146
     24          1.170          56         1.163          88         1.149
     25          1.155          57         1.186          89         1.226
     26          1.183          58         1.162          90         1.159
     27          1.168          59         1.161          91         1.188
     28          1.175          60         1.184          92         1.169
     29          1.250          61         1.159          93         1.198
     30          1.188          62         1.182          94         1.180
     31          1.217          63         1.157          95         1.185
     32          1.199          64         1.156          96         1.214




(1) Assumes no losses, 10% Optional Termination, 25% CPR and One-Month LIBOR, Six-Month LIBOR and One-Year LIBOR are run to their forward rate curves as of October 19, 2006.
(2) Net Monthly Excess Cashflow is equal to (a) the product of (x) 12 and (y) interest remaining after payment of current interest, divided by (b) the stated principal balance of the Group 3 Mortgage Loans.




--------------------------------------------------------------------------------
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Please refer to important information and qualifications at the end of this material.
--------------------------------------------------------------------------------
                                    Page 19

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MORGAN STANLEY                    [Graphic omitted]             October 20, 2006
Securitized Products Group         Morgan Stanley

--------------------------------------------------------------------------------



Structuring Assumptions

o the Mortgage Loans in Group 3 prepay at the specified constant percentages of the Prepayment Assumption,

o no defaults in the payment by mortgagors of principal of and interest on the Mortgage Loans in Group 3 are experienced,

o scheduled payments on the Mortgage Loans in Group 3 are received on the first day of each month commencing in the calendar month following the Closing Date and are computed before giving effect to prepayments received on the last day of the prior month,

o the scheduled monthly payment for each Mortgage Loans in Group 3 is calculated based on its principal balance, mortgage rate and remaining term to stated maturity, so that each Mortgage Loans in Group 3 will amortize in amounts sufficient to repay the remaining principal balance of such Mortgage Loans in Group 3 by its remaining term to stated maturity, in some cases following an interest only period, as indicated in the table below,

o prepayments are allocated as described in this preliminary termsheet and in the freewriting prospectus without giving effect to loss and delinquency tests,by

o the initial Class Principal Balance of each Class of Offered Certificates is as set forth on page 2 of this preliminary termsheet,

o there are no Net Interest Shortfalls and prepayments represent prepayments in full of individual Mortgage Loans in Group 3 and are received on the last day of each month, commencing in the calendar month of the Closing Date,

o distributions in respect of the Certificates are received in cash on the 25th day of each month commencing in the calendar month following the Closing Date,

o    the Closing Date of the sale of the Certificates is October 31, 2006,

o neither the Seller nor any Originator is required to repurchase or substitute for any Mortgage Loans in Group 3,

o One-Month LIBOR remains constant at 5.32000%, Six-Month LIBOR remains constant at 5.40250%, and One-Year LIBOR remains constant at 5.38938%.

o Group 3 consists of [33] Mortgage Loans with the following characteristics



--------------------------------------------------------------------------------
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Please refer to important information and qualifications at the end of this material.
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                                    Page 20

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MORGAN STANLEY                    [Graphic omitted]             October 20, 2006
Securitized Products Group         Morgan Stanley

--------------------------------------------------------------------------------



                                                                  Original   Remaining
                                Cut-off                Current     Term to    Term to    Initial   Subsequent             Maximum
                                 Date        Current     Net       Stated      Stated    Periodic   Periodic    Gross     Mortgage
                Index          Principal    Mortgage   Mortgage   Maturity    Maturity     Rate       Rate      Margin      Rate
   Type          Name         Balance ($)   Rate (%)   Rate (%)   (Months)    (Months)   Cap (%)     Cap (%)     (%)        (%)
 --------- --------------- ---------------- --------- ----------- ---------- ----------- --------- ----------- --------- -----------
   ARM     1 Year LIBOR       1,599,999.87   6.87500   6.50000       360        357      5.00000     2.00000   2.25000    11.87500
   ARM     1 Year LIBOR       2,235,160.21   7.51241   7.13741       360        357      6.00000     2.00000   2.57622    13.51241
   ARM     1 Year LIBOR       1,569,680.35   7.89615   7.52115       360        357      6.00000     2.00000   2.65971    13.89615
   ARM     1 Year LIBOR         362,706.91   7.95253   7.57753       360        357      6.00000     2.00000   2.75000    13.95253
   ARM     1 Year LIBOR         163,371.06   7.12500   6.75000       360        356      6.00000     2.00000   2.75000    13.12500
   ARM     1 Year LIBOR         614,445.88   6.86041   6.48541       360        357      6.00000     2.00000   2.40510    12.86041
   ARM     1 Year LIBOR       7,259,931.37   6.87531   6.50031       360        357      5.00000     2.00000   2.25000    11.87531
   ARM     1 Year LIBOR       2,083,000.00   7.12038   6.74538       360        357      5.00000     2.00000   2.25000    12.12038
   ARM     1 Year LIBOR       3,788,400.00   6.85613   6.48113       360        357      5.00000     2.00000   2.25000    11.85613
   ARM     1 Year LIBOR       5,136,740.00   7.33939   6.96439       360        358      6.00000     2.00000   2.33233    13.33939
   ARM     1 Year LIBOR       1,211,500.00   6.86876   6.49376       360        358      6.00000     2.00000   2.25000    12.86876
   ARM     1 Year LIBOR         544,400.00   7.50000   7.12500       360        357      6.00000     2.00000   2.75000    13.50000
   ARM     1 Year LIBOR       2,640,519.96   7.53340   7.15840       360        356      6.00000     2.00000   2.75000    13.53340
   ARM     1 Year LIBOR       2,839,200.00   7.89370   7.51870       360        357      6.00000     2.00000   2.75000    13.89370
   ARM     1 Year LIBOR       3,201,667.39   6.79593   6.42093       360        358      6.00000     2.00000   2.27056    12.79593
   ARM     1 Year LIBOR         453,299.98   6.98147   6.60647       360*       357      6.00000     2.00000   2.25000    12.98147
   ARM     6 Month LIBOR        557,070.17   6.66458   6.28958       360        353      5.00000     1.65830   2.42085    12.00627
   ARM     6 Month LIBOR      6,214,036.09   7.40818   7.03318       360        357      6.00000     2.00000   2.28448    13.40818
   ARM     6 Month LIBOR        414,969.24   7.12500   6.75000       360        354      6.00000     2.00000   2.25000    13.12500
   ARM     6 Month LIBOR        487,590.02   6.87500   6.50000       360        359      6.00000     2.00000   2.25000    12.87500
   ARM     6 Month LIBOR      2,921,730.02   7.00029   6.62529       360        357      6.00000     2.00000   2.25000    13.01838
   ARM     6 Month LIBOR        572,024.06   6.50000   6.12500       360        356      6.00000     2.00000   2.25000    12.50000
   ARM     6 Month LIBOR        368,900.00   8.62500   8.25000       360        356      5.00000     1.00000   2.25000    13.62500
   ARM     6 Month LIBOR        470,192.00   7.32638   6.95138       360        358      5.00000     1.00000   2.58497    12.99632
   ARM     6 Month LIBOR     96,924,880.33   7.28946   6.91446       360        357      6.00000     2.00000   2.30103    13.28946
   ARM     6 Month LIBOR     13,160,080.23   7.22308   6.84808       360        357      6.00000     2.00000   2.25000    13.22308
   ARM     6 Month LIBOR        628,800.00   7.25000   6.87500       360        356      6.00000     2.00000   2.75000    13.25000
   ARM     6 Month LIBOR     22,510,103.33   7.25113   6.87613       360        356      6.00000     2.00000   2.71302    13.25113
   ARM     6 Month LIBOR     59,875,593.64   7.03392   6.65892       360        357      6.00000     2.00000   2.25000    13.03392
   ARM     6 Month LIBOR      1,859,200.00   7.42879   7.05379       360        356      6.00000     2.00000   2.25000    13.42879
   ARM     6 Month LIBOR      1,000,000.00   7.25000   6.87500       360        357      6.25000     2.00000   2.25000    13.25000
   ARM     6 Month LIBOR      1,076,856.41   6.81578   6.44078       360*       358      6.00000     2.00000   2.25000    12.81578
   ARM     6 Month LIBOR      3,403,194.33   7.05041   6.67541       360*       357      6.00000     2.00000   2.25000    13.05041



            Minimum                    Rate      Remaining
            Mortgage    Months to     Reset     Interest-Only
              Rate      Next Rate   Frequency      Period
   Type       (%)      Adjustment    (Months)     (Months)
 --------- ----------- ------------ ----------- -------------
   ARM      2.25000        117          12          N/A
   ARM      2.57622        117          12          N/A
   ARM      2.65971        117          12          N/A
   ARM      2.75000        117          12          N/A
   ARM      2.75000        116          12          N/A
   ARM      2.40510        117          12          N/A
   ARM      2.27809        117          12          117
   ARM      2.25000        117          12          117
   ARM      2.26979        117          12          117
   ARM      2.34070        118          12          118
   ARM      2.25000        118          12          118
   ARM      2.75000        117          12          117
   ARM      2.75000        116          12          116
   ARM      2.75000        117          12          117
   ARM      2.27056        118          12          118
   ARM      2.25000        117          12          N/A
   ARM      2.42085        113          6           N/A
   ARM      2.28448        117          6           N/A
   ARM      2.25000        114          6           N/A
   ARM      2.25000        119          6           N/A
   ARM      2.25000        117          6           N/A
   ARM      2.25000        116          6           N/A
   ARM      3.62500        116          6           116
   ARM      5.18098        118          6           118
   ARM      2.38650        117          6           117
   ARM      2.25000        117          6           117
   ARM      2.75000        116          6           116
   ARM      2.71302        116          6           116
   ARM      2.25026        117          6           117
   ARM      2.25000        116          6           116
   ARM      2.25000        117          6           117
   ARM      2.25000        118          6           N/A
   ARM      2.25000        117          6           N/A

*Balloon Loan; Original Amortization of 480







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MORGAN STANLEY                    [Graphic omitted]             October 20, 2006
Securitized Products Group         Morgan Stanley

--------------------------------------------------------------------------------



              Preliminary Collateral Information for MSM 06-16AX
                             Group 3: 10/1 Hybrids
                               248MM (+ / - 10%)
                                 OC Structure

GWAC                                  7.20% (+ / - 0.10%)
GWAC Range                            5.750% - 8.875%
NWAC                                  6.82% (+ / - 0.10%)
Floating Rate Index                   86% - 6mo LIBOR, 14% - 1yr LIBOR
WA Net Margin                         1.96% (+ / - 0.10%)
Cap Structure                         Initial: 5.94% Avg (+ / - 10%)
                                      -------

                                      Periodic: 2% (+ / - 5%)
                                      --------  (Some are 1% semi-annual caps)

                                      Lifetime: 5.94% Avg (+ / 10%)
                                      --------
Loan maturity (original)              100% 30 yr
WA MTR                                117 months (+ / - 3)
WALA                                  3 month (+ / - 3)
Average loan size                     $515,000 (+ / - 50k)
Conforming Balance                    35% (+ / - 10%)
Max loan size                         $2,300,000
Average LTV                           75% (+ / - 10%)
Max Loans > 80 LTV with no MI or      0.1%
  Pledged Assets
Average FICO                          694 (+ / - 10 points)
Minimum FICO                          620
Full / Alt documentation              4% (+ / - 10%)
Max no documentation                  12%
Interest Only                         91% (+ / - 10%)
Owner occupied                        89% (+ / - 10%)
Property type                         65% single family detached/PUD (+ / - 10%)
Investor properties                   8% (+ / - 10%)
Loan purpose                          37% cash-out refinance (+ / - 10%)
Prepay penalties                      51% (+ / - 10%) ( 31%  - 3 year)
California Concentration              57% (+ / - 10%)
New York Concentration                27% (+ / - 10%)

Note: All characteristics are preliminary and are subject to the final collateral pool






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MORGAN STANLEY                    [Graphic omitted]             October 20, 2006
Securitized Products Group         Morgan Stanley

--------------------------------------------------------------------------------


                                   EXHIBIT 1

The mortgage rate (the "Mortgage Rate") of each of the Mortgage Loans with an adjustable Mortgage Rate will be fixed for a certain period of time after the origination of that Mortgage Loan. Each mortgage note for the Mortgage Loans will provide for adjustments to the Mortgage Rate thereon at the end of the initial fixed-rate period and, either semi-annually or annually thereafter, depending on the terms of the related mortgage note (each such date, an "Adjustment Date"), to equal the sum of, rounded to the nearest 0.125% of (1):

o if such Mortgage Rate adjusts based upon the Six-Month LIBOR Index, the average of the London interbank offered rates for six-month U.S. dollar deposits in the London market, generally as set forth in either The Wall Street Journal or some other source generally accepted in the residential mortgage loan origination business and specified in the related mortgage note, or, if such rate ceases to be published in The Wall Street Journal or becomes unavailable for any reason, then based upon a new index selected by the master servicer, based on comparable information, in each case, as most recently announced as of either 45 days prior to, or the first business day of the month immediately preceding the month of, such Adjustment Date (the "Six-Month LIBOR Index"); or

o if such Mortgage Rate adjusts based upon the One-Year LIBOR Index, the average of the London interbank offered rates for one-year U.S. dollar deposits in the London market, generally as set forth in either The Wall Street Journal or some other source generally accepted in the residential mortgage loan origination business and specified in the related mortgage note, or, if such rate ceases to be published in The Wall Street Journal or becomes unavailable for any reason, then based upon a new index selected by the master servicer, based on comparable information, in each case, as most recently announced as of either 45 days prior to, or the first business day of the month immediately preceding the month of, such Adjustment Date (the "One-Year LIBOR Index"); or

o if such Mortgage Rate adjusts based upon the One-Year CMT Index, the weekly average yield on United States Treasury securities adjusted to a constant maturity of one year as published by the Federal Reserve Board in Statistical Release H.15(519) and most recently available as of the day specified in the related Mortgage Note (the "One-Year CMT Index", and each of the Six-Month LIBOR Index, the One-Year LIBOR Index and the One-Year CMT Index, a "Mortgage Index"),

The "Loan-to-Value Ratio" of a Mortgage Loan at any given time is a fraction, expressed as a percentage, the numerator of which is the principal balance of the related Mortgage Loan at the date of determination and the denominator of which is (a) in the case of a purchase, the lesser of the selling price of the Mortgaged Property and its appraised value determined in an appraisal obtained by the originator at origination of such Mortgage Loan, or (b) in the case of a refinance, the appraised value of the Mortgaged Property at the time of such refinance. No assurance can be given that the value of any Mortgaged Property has remained or will remain at the level that existed on the appraisal or sales date. If residential real estate values generally or in a particular geographic area decline, the Loan-to-Value Ratios might not be a reliable indicator of the rates of delinquencies, foreclosures and losses that could occur with respect to such Mortgage Loans.

As set forth in the "FICO Scores" tables above, credit scores have been supplied with respect to the mortgagors. Credit scores are obtained by many mortgage lenders in connection with mortgage loan applications to help assess a borrower's credit-worthiness. Credit scores are generated by models developed by a third party which analyzed data on consumers in order to establish patterns which are believed to be indicative of the borrower's probability of default. The credit score is based on a borrower's historical credit data, including, among other things, payment history, delinquencies on accounts, levels of outstanding indebtedness, length of credit history, types of credit, and bankruptcy experience. Credit scores range from approximately 250 to approximately 900, with higher scores indicating an individual with a more favorable credit history compared to an individual with a lower score. However, a credit score purports only to be a measurement of the relative degree of risk a borrower represents to a lender, i.e., that a borrower with a higher score is statistically expected to be less likely to default in payment than a borrower with a lower score. In addition, it should be noted that credit scores were developed to indicate a level of default probability over a two-year period which does not correspond to the life of a mortgage loan. Furthermore, credit scores were not developed specifically for use in connection with mortgage loans, but for consumer loans in general. Therefore, a credit score does not take into consideration the effect of mortgage loan characteristics (which may differ from consumer loan characteristics) on the probability of repayment by the borrower. There can be no assurance that a credit score will be an accurate predictor of the likely risk or quality of the related mortgage loan.





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Please refer to important information and qualifications at the end of this
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                                    Page 23

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MORGAN STANLEY                    [Graphic omitted]             October 20, 2006
Securitized Products Group         Morgan Stanley

--------------------------------------------------------------------------------


"Stated Principal Balance" means for any Mortgage Loan and Due Date, the unpaid principal balance of the Mortgage Loan as of that Due Date, as specified in its amortization schedule at that time (before any adjustment to the amortization schedule for any moratorium or similar waiver or grace period), after giving effect to (i) the payment of principal due on that Due Date, irrespective of any delinquency in payment by the related mortgagor, and
(ii) prepayments of principal and liquidation proceeds received with respect to that Mortgage Loan through the last day of the related Prepayment Period.

The model used in this prospectus supplement with respect to the Mortgage Loans assumes a constant prepayment rate ("CPR"), which represents an assumed rate of prepayment each month of the then outstanding principal balance of a pool of mortgage loans. 0% CPR assumes no prepayments. No prepayment assumption purports to be either a historical description of the prepayment experience of any pool of mortgage loans or a prediction of the anticipated rate of prepayment of any pool of mortgage loans, including the Mortgage Loans. There is no assurance that prepayments of any of the Mortgage Loans will occur at any constant prepayment rate. While it is assumed that each of the Mortgage Loans prepays at the specified percentages of CPR, this is not likely to be the case. Moreover, discrepancies may exist between the characteristics of the actual Mortgage Loans which will be delivered to or on behalf of the Trustee and characteristics of the mortgage loans used in preparing the tables.


--------------------------------------------------------------------------------
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Please refer to important information and qualifications at the end of this
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MORGAN STANLEY                    [Graphic omitted]             October 20, 2006
Securitized Products Group         Morgan Stanley

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                                   EXHIBIT 2
                           GMAC Mortgage Corporation

General
-------

     GMAC Mortgage Corporation is a Pennsylvania corporation and a wholly-owned subsidiary of GMAC Residential Holding Company, LLC, which is a wholly owned subsidiary of Residential Capital Corporation ("ResCap"). ResCap is a wholly-owned subsidiary of GMAC Mortgage Group, Inc., which is a wholly-owned subsidiary of GMAC LLC ("GMAC"). GMAC is a wholly-owned subsidiary of General Motors Corporation.

     GMAC Mortgage Corporation began acquiring, originating and servicing residential mortgage loans in 1985 through its acquisition of Colonial Mortgage Service Company, which was formed in 1926, and the loan administration, servicing operations and portfolio of Norwest Mortgage, which entered the residential mortgage loan business in 1906. These businesses formed the original basis of what is now GMAC Mortgage Corporation.

     GMAC Mortgage Corporation maintains its executive and principal offices at 100 Witmer Road, Horsham, Pennsylvania 19044. Its telephone number is (215) 682 1000.

     The diagram below illustrates the ownership structure among the parties affiliated with GMAC Mortgage Corporation.


                   ----------------------------------------
                  |                                        |
                  |                                        |
                  |       General Motors Corporation       |
                  |                                        |
                  |                                        |
                   ----------------------------------------
                                        |
                                        |
                   ----------------------------------------
                  |                                        |
                  |                GMAC LLC                |
                  |                 (GMAC)                 |
                  |                                        |
                   ----------------------------------------
                                        |
                                        |
                   ----------------------------------------
                  |                                        |
                  |    Residential Capital Corporation     |
                  |                (ResCap)                |
                  |                                        |
                   ----------------------------------------
                                        |
                                        |
                   ----------------------------------------
                  |                                        |
                  |                                        |
                  |        GMAC Mortgage Corporation       |
                  |                                        |
                  |                                        |
                   ----------------------------------------


     GMAC Mortgage Corporation is expected to merge into a Delaware limited liability company on or about October 17, 2006. ResCap is expected to convert from a Delaware corporation to a Delaware limited liability company on or about October 31, 2006.


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                                    Page 25

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MORGAN STANLEY                    [Graphic omitted]             October 20, 2006
Securitized Products Group         Morgan Stanley

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     Servicing Activities

     GMAC Mortgage Corporation generally retains the servicing rights with respect to loans it sells or securitizes, and also occasionally purchases mortgage servicing rights from other servicers or acts as a subservicer of mortgage loans (and does not hold the corresponding mortgage servicing right asset).

     As of June 30, 2006, GMAC Mortgage Corporation acted as primary servicer and owned the corresponding servicing rights on approximately 2,127,293 of residential mortgage loans having an aggregate unpaid principal balance of approximately $263 billion, and GMAC Mortgage Corporation acted as subservicer (and did not own the corresponding servicing rights) on approximately 287,640 loans having an aggregate unpaid principal balance of over $42.5 billion.

     The following tables set forth the mortgage loans serviced by GMAC Mortgage Corporation for the periods indicated, and the annual average number of such loans for the same period. GMAC Mortgage Corporation was the servicer of a residential mortgage loan portfolio of approximately $150.4 billion, $12.5 billion, $21.2 billion and $6.67 billion during the year ended December 31, 2002 backed by prime conforming mortgage loans, prime non-conforming mortgage loans, government mortgage loans and second-lien mortgage loans, respectively. GMAC Mortgage Corporation was the servicer of a residential mortgage loan portfolio of approximately $194.9 billion, $32.9 billion, $18.3 billion and $17.2 billion during the six months ended June 30, 2006 backed by prime conforming mortgage loans, prime non-conforming mortgage loans, government mortgage loans and second-lien mortgage loans, respectively. The percentages shown under "Percentage Change from Prior Year" represent the ratio of (a) the difference between the current and prior year volume over (b) the prior year volume.



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                                    Page 26

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MORGAN STANLEY                    [Graphic omitted]             October 20, 2006
Securitized Products Group         Morgan Stanley

--------------------------------------------------------------------------------


             GMAC Mortgage Corporation PRIMARY SERVICING PORTFOLIO
                                ($ IN MILLIONS)



                                           For the Six
                                           Months Ended
                                             June 30,                         For the Year Ended December 31,
                                          --------------  --------------------------------------------------------------------
                                               2006            2005             2004             2003              2002
                                          --------------  -------------- ----------------- ---------------- ------------------
Prime conforming mortgage loans
-------------------------------
     No. of Loans...................      1,420,904         1,392,870         1,323,249         1,308,284         1,418,843

     Dollar Amount of Loans.........       $194,872          $186,364          $165,521          $153,601          $150,421

     Percentage Change                         4.57%            12.59%             7.76%             2.11%              N/A
          from Prior Year...........

Prime non-conforming mortgage loans
-----------------------------------

     No. of Loans...................         69,793            69,488            53,119            34,041            36,225

     Dollar Amount of Loans.........        $32,896           $32,385           $23,604           $13,937           $12,543

     Percentage Change                         1.58%            37.20%            69.36%            11.12%              N/A
          from Prior Year...........

Government mortgage loans
-------------------------

     No. of Loans....................       179,721           181,679           191,844           191,023           230,085

     Dollar Amount of Loans..........       $18,342           $18,098           $18,328           $17,594           $21,174

     Percentage Change                         1.35%           (1.25)%             4.17%          (16.91)%              N/A
          from Prior Year...........

Second-lien mortgage loans
--------------------------

     No. of Loans....................       456,875           392,261           350,334           282,128           261,416

     Dollar Amount of Loans..........       $17,226           $13,034           $10,374            $7,023            $6,666

     Percentage Change                        32.16%            25.64%            47.71%             5.36%              N/A
          from Prior Year...........

Total mortgage loans serviced
-----------------------------

     No. of Loans....................     2,127,293         2,036,298         1,918,546         1,815,476         1,946,569

     Dollar Amount of Loans..........      $263,336          $249,881          $217,827          $192,155          $190,804

     Percentage Change                         5.38%            14.72%            13.36%             0.71%              N/A
          from Prior Year...........




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                                    Page 27

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MORGAN STANLEY                    [Graphic omitted]             October 20, 2006
Securitized Products Group         Morgan Stanley

--------------------------------------------------------------------------------


            Billing and Payment Procedures. As servicer, GMAC Mortgage Corporation collects and remits mortgage loan payments, responds to borrower inquiries, accounts for principal and interest, holds custodial and escrow funds for payment of property taxes and insurance premiums, counsels or otherwise works with delinquent borrowers, supervises foreclosures and property dispositions and generally administers the loans. GMAC Mortgage Corporation sends monthly invoices or annual coupon books to borrowers to prompt the collection of the outstanding payments. Borrowers may elect for monthly payments to be deducted automatically from bank accounts on the same day every month or may take advantage of on demand ACH payments made over the internet or via phone.




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                                    Page 28

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MORGAN STANLEY                    [Graphic omitted]             October 20, 2006
Securitized Products Group         Morgan Stanley

--------------------------------------------------------------------------------



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